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EXHIBIT 4.2



TRIDENT ROWAN GROUP, INC.
and
CENTAURUS MANAGEMENT, LDC
WARRANT AGREEMENT
Dated as of May 2, 1997


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WARRANT AGREEMENT

THIS WARRANT AGREEMENT (the "Agreement"), dated as of May 2, 1997 is made and entered into by and between TRIDENT ROWAN GROUP, INC., a Maryland corporation (the "Company") and CENTAURUS MANAGEMENT, LDC (the "Warrantholder").

The Company agrees to issue warrants, as hereinafter described (the "Warrants"), to purchase up to an aggregate of 1,250,000 shares (the "Shares") of the Company's Common Stock, $0.01 value (the "Common Stock").

In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder, the Company and the Warrantholder, for value received, hereby agree as follows:
Section 1.    Transferability and Form of Warrants.

1.1 Registration. The Warrants shall be numbered and shall be registered on the books of the Company when issued.

1.2 Transfer. The Warrants shall be transferable only on the books of the Company maintained at its principal office in Somerset, New Jersey, or wherever its principal office may then be located, upon delivery thereof duly endorsed by the Warrantholder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person entitled thereto.

1.3 Limitations on Transfer of the Warrants.  Subject to the provisions of
Section 11, the Warrants shall not be sold, transferred, assigned, or hypothecated by the Warrantholder except to (i) one or more persons, each of whom on the date of transfer is a member of the transferring Warrantholder; (ii) a shareholder, officer or employee of Warrantholder or of any member of Warrantholder or a member of the immediate family of, or a trust formed for the benefit of, any of such persons, (iii) Tamarix Investors, LDC, a Cayman Islands limited duration company and any member thereof, and (iv) such other transferees as shall be consented to by the Company by the Warrantholder, which consent shall not be unreasonably withheld. The Warrants may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares. Unless the context indicates otherwise, the terms "Warrantholder" shall include any transferee or transferees of the Warrants pursuant to this subsection 1.3, and the term "Warrants" shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to this Agreement.

1.4 Form of Warrants. The test of the Warrants and of the form of election to purchase Shares shall be substantially as set forth in Exhibit A attached hereto. The number of Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by its President or by a Vice President, attested to by its Secretary or an Assistant Secretary. A

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Warrant bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement.
The Warrants shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

1.5 Legend on Shares. Each certificate for Shares initially issued upon exercise of the Warrants shall bear a legend restricting their transfer for 18 months from the effective date of the Registration Statements described hereinbelow, if it is declared effective, and the following legend, unless, at the time of exercise, such Shares are subject to a currently effective Registration Statement under the Securities Act of 1933, as amended (the "Act"):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH
SECTION 11 OF THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act, of the securities represented thereby) shall also bear the above legend unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions.

Section 2. Exchange of Warrant Certificate. Any Warrant certificate may be exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then titled such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, with signatures guaranteed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.

Section 3.    Term of Warrants; Exercise of Warrants.

(a) Subject to the terms of this Agreement, the Warrantholder shall have the right, at any time during the period commencing at 9:00 a.m., New York Time, on May 2, 1997 and ending at 5:00 p.m., New York Time, on May 1, 2000 (the "Termination Date"), to purchase from the Company up to the number of fully paid and nonassessable Shares to which the Warrantholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form on the reverse thereof duly filled in and signed, with signatures guaranteed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of this section 3 and sections 7 and 8 hereof), for the number of Shares in respect of which such Warrants are then exercised, but in no event

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for less than 100 Shares (unless less than an aggregate of 100 Shares are then purchasable under all outstanding Warrants held by a Warrantholder).

(b) Payment of the aggregate Warrant Price shall be made in cash, by wire transfer, by certified or official bank check, pursuant to the cashless exercise procedures described in Section 3(c) hereof, or any combination thereof. Upon such surrender of the Warrants and payment of such Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder and in the name or names of the Warrantholder or, subject to compliance with the provisions of Section 11(a), in such name or names as the Warrantholder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of the Warrant, together with cash, as provided in Section 9 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of surrender of the Warrants and payment of the Warrant Price, as aforesaid, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be close. The Warrants shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part and, in the event that a certificate evidencing the Warrants in exercised in respect to less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining portion of the Warrants will be issued by the Company.

(c) The Company shall establish procedures whereby the Warrantholder, subject to the requirements of Regulation T, federal income tax laws and other federal, state and local tax and securities laws, can exercise the Warrant or a portion thereof without making a direct payment of the Warrant Price to the Company. The Company shall determine such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Warrantholder wishing to use the cashless exercise program.

Section 4. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the securities comprising the Shares; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any secondary transfer of the Warrants or the securities comprising the Shares.

Section 5. Mutilated or Missing Warrants. In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory in form and amount at the applicant's cost. Applicants for such substitute Warrants certificate shall also comply with such other reasonable regulations any pay such other reasonable charges as the Company may prescribe.

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Section 6.    Reservation of Shares.  There has been reserved, and the Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized Common Stock, such number or shares of Common Stock as shall be subject to purchase under the Warrants. The Company will supply every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants with duly executed stock and other certificates, as appropriate, for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 9 hereof.

Section 7. Warrant Price. The price per Share at which Shares shall be purchasable upon the exercise of the Warrants (the "Warrant Price") shall be either (x) the initial offering price per share of Common Stock to the public in the public offering thereof by the Company pursuant to Registration Statement No. 333-21595 filed by the Company with the Securities and Exchange Commission ("SEC"), or, (y) the price per share of Common Stock by the Company in a private placement thereof of not less than $7,500,000, provided however that if such Registration Statement shall not be declared effective by May 30, 1997 and such private placement shall not be consummated by May 30, 1997, then the Warrant Price shall be the average of the last sales price of Common Stock as reported on the Nasdaq Small Cap Market and/or the Nasdaq National Market, as the case may be, for the 21 business days immediately following May 30, 1997, subject to either case to further adjustment pursuant to Section 8 hereof. Within ten (10) day of determination of the Warrant Price in accordance with this Section 7, the Company shall give to the Warrantholder a Certificate with respect thereto.

Section 8. Adjustment of Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

8.1 Adjustments. The number of Shares purchasable upon the exercise of the Warrants shall be subject to adjustment as follows: In case the Company shall
(i) pay a dividend in Common Stock or make a distribution in Common Stock,, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock other securities of the Company, the Warrant Price and the number of Shares purchasable upon exercise of the Warrants immediately prior thereto shall be proportionately adjusted so that the Warrantholder shall be entitled to receive the kind and number of Shares or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrants been exercised at the Warrant Price immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 8.1 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

For the purpose of this subsection 8.1, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

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8.2 No Adjustment for Dividends.  Except as provided in subsection 8.1, no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of the Warrants or upon the exercise of the Warrants.

8.3 Certificate of Adjustment. Whenever the number of Shares purchasable upon the exercise of the Warrants is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of Shares purchasable upon the exercise of the Warrants after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

8.4 Preservation of Purchase Rights upon Reclassification, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase, upon exercise of the Warrants, the kind and amount of shares and other securities an property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Warrants been exercised immediately prior to such action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, in which the Company is the surviving corporation, the right to purchase Shares under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants its warrant which entitles the holder thereof to purchase upon its exercise the kind and amount of shares and other securities and property which it would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements refereed to in this subsection 8.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in
Section 8 hereof. The provisions of this subsection 8.4 shall similarly apply to successive consolidations, mergers, sales or conveyances.

8.5 Par Value of Shares of Common Stock. Before taking any action which would cause an adjustment effectively reducing the portion of the Warrant Price allocable to each Share below the then par value per share of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock upon exercise of the Warrants.

8.6 Independent Public Accountants. The Company may retain a firm of independent public accounts of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 8.

8.7 Statement on Warrant Certificates. Irrespective of any adjustments in the number of securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

9. Fractional Interests; Current Market Price. The Company shall not be required to issue fractional Shares on the exercise of the Warrants. If any fraction of a Share would, except for the provisions of this Section 9, be issuable on the exercise of the Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the then Current Market Price per share of Common Stock multiplied by such fraction.

    For purposes of this Agreement, the term "Current Market Price" shall mean
(i) if the Common Stock is in the over-the-counter market and not in The Nasdaq Market nor on any national securities exchange, the average of the per share closing bid price on the 30 consecutive trading days immediately preceding the date in question, as reported by The Nasdaq Small Cap Market (or an equivalent generally accepted reporting service if quotations are not reported on The Nasdaq Small Cap Market), or (ii) if the Common Stock is traded in The Nasdaq National Market or on a national securities exchange, the average for the 30 consecutive trading days immediately preceding the date in question of the daily per share closing prices in The Nasdaq National Market or on the principal stock exchange on which it is listed, as the case may be. For purposes of clause (i) above, if trading in the Common Stock is not reported by The Nasdaq Small Cap Market, the applicable bid price referred to in said clause shall be the lowest bid price as reported in The Nasdaq Electronic Bulletin Board or, if not reported thereon, as reported in the "pink sheets" published by National Quotation Bureau, Incorporated, and, if such securities are not so reported, shall be the price of a share of Common Stock determined by the Company's Board of Directors in good faith. The closing price referred to in clause (ii) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in The Nasdaq National Market or on the national securities exchange on which the Common Stock is then listed.

    Section 10. No Rights as Shareholder; Notices to Warrantholder. Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder or its transferees any rights as a shareholder of the Company, including the right to vote, receive dividends, consent or receive notices as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any one or more of the following events shall occur:

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         (a)  any action which would require an adjustment pursuant to Section
8.1; or

         (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed; then the Company shall give notice in writing of such event to the Warrantholder, as provided in Section 14 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein shall not affect the validity of any action taken with respect thereto.

    Section 11.    Restrictions on Transfer; Registration Rights.

         (a) The Warrantholder agrees that prior to making any disposition of the Warrants or the Shares, including without limitation, to persons or entities identified in clauses (i) through (iv), inclusive, of Section 1.3 other than pursuant to a registration statement or other notification or post-effective amendment thereto (hereinafter collectively a "Registration Statement") filed by the Company with, and declared effective, by, the Securities and Exchange Commission (the "Commission"), the Warrantholder shall give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made and shall provide such other information as may reasonably be required by the Company and counsel familiar with securities matter to conclude that no Registration Statement under the Act is required with respect to such disposition, and no such disposition shall be made if the Company has notified the Warrantholder that in the opinion of counsel reasonably satisfactory to the Warrantholder a Registration Statement under the Act is required with respect to such disposition and no such Registration Statement has been filed by the Company with, and declared effective, if necessary, by, the Commission.

         (b) The Company and the Warrantholder acknowledge that the Company has included the Shares in Registration Statement No. 333-21595 heretofore filed by the Company with the SEC, which Registration Statement has not yet been declared effective.

         (c) All fees, disbursements and out-of-pocket expenses (other than Warrantholder's and holders' of Shares brokerage fees and commissions and legal fees of counsel to the Warrantholder and holders of Shares, if any) in connection with the filing of any Registration Statement under Section 11(b) (or obtaining the opinion of counsel and any no-action position of the Commission with respect to sales under Rule 144) and in complying with applicable securities and Blue Sky laws shall be borne by the Company. The Company at its expense will supply any Warrantholder and any holder of shares with copies of such Registration Statement and the prospectus included therein and other related documents any opinions and no-action letters in such quantities as may be reasonably requested by the Warrantholder or holder of Shares.

         (d) If the Registration Statement identified in Section 11(b) is declared effective, then the Company shall be required to use its best efforts to maintain the effectiveness of such Registration Statement if, in the opinion of counsel for the Warrantholder and holders of Shares and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for such holders and the Company), the proposed public offering or other transfer of the Shares is exempt from applicable federal and state securities laws and would result in all purchases or transferees obtaining securities which are not "restricted securities," as defined in Rule 144 under the Act.

         (e) The provisions of this Section 11 and Section 12 hereof shall apply to the extent as provided herein if the Company chooses to file an Offering Statement under Regulation A promulgated under the Act.

         (f) The Company agrees that until all Shares have been sold under a Registration Statement or pursuant to Rule 144 under the Act, it will use its best efforts to keep current in filing all materials required to be filed with the Commission in order to permit the holders of such securities to sell the same under Rule 144.

    Section 12.    Indemnification.

         (a) In the event of the filing of any Registration Statement with respect to the Shares pursuant to Section 11 hereof, the Company agrees to indemnify and hold harmless the Warrantholder or any holder of such Shares and each person, if any, who controls the Warrantholder or any holder of such Shares within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys' fees), to which the Warrantholder or any holder of such Shares or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Warrantholder or the holder of such Shares or any person who controls the Warrantholder or any holder of such Shares within the meaning of the Act specifically for use in the preparation thereof. This indemnity will be in addition to any liability which the Company may otherwise have.

         (b) The Warrantholder and the holders of the Shares agree that they will indemnify and hold harmless the Company, each other person referred to in subparts (1), and (2) and (3) of Section 11(a) of the Act in respect of the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or any related preliminary prospectus, final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Warrantholder or such holder of Shares specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Warrantholder or such holder of Shares may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section 12 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 12, notify the indemnifying party in writing of the commencement thereof but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 12. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 12 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party representing all the indemnified parties under

Section 12(a) or 12(b) hereof who are parties to such action) (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement, PROVIDED that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

    Section 13. Contribution. In order to provide for just and equitable contribution under the Act in any case in which (i) a Warrantholder or any holder of the Shares or controlling person makes a claim for indemnification pursuant to Section 12 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 12 hereof provide for indemnification in such case or (ii) contribution under the Act may be required on the part of any Warrantholder or any holder of the Shares or controlling person, then the Company and any Warrantholder or any such holder of the Shares or controlling person shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Warrantholder or holder of Shares or controlling person on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and such holders of such securities and such controlling persons agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro rata allocation or by any other method which does not take account of the equitable considerations referred to in this
Section 13. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect teherof) referred to above in this Section 13 shall be deemed to include any legal or other expenses resonably incurred by such indemnified party in connection with investigating or defending any such action or claim No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation

    Section 14. Notices. Any notice persuant to this Agreement by the Company or by a Warrantholder or a holder of Shares shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested:

         (a) to a Warrantholder or a holder of Shares addressed to Centauras Management, LDC, c/o Tamarix Capital Corporation, 444 Madison Avenue, 38th Floor, New York, New York 10022

         (b) to the Compnay addressed to it at 2 Worlds Fair Drive, Franklin Township, Somerset, New Jersey 08873, Attention: Mr. Howard E. Chase, President.

Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

    Section 15. Succesors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrantholder, or the holders of Shares shall bind and insure to the benefit of their respective successors and permitted assigns hereunder.

    Section 16. Merger or Consolidation of the Company. The Company will not merge or consolidate with or into any other coporation or sell all substantially all of its property to another corporation, unless the provisions of Section 8.4 are complied with.

    Section 17. Survival of Representations and Warranties All statements contained in any schedule, exhibit, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithsatnding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or persuant hereto shall survive.


    Scetion 18. Applicable Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State .

    Section 19. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrantholder and the holders of Shares any legal or equitable right, remedy or claim under this Agreemnt. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrantholder and the holders of Shares.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

                                  TRIDENT ROWAN GROUP,  INC.

                                  By: /s/ Howard E. Chase


                                  CENTAURAUS MANAGEMENT, LDC

                                  By: /s/ Mark Hauser